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                                                               EXHIBIT (11)(c)

                        INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Post-Effective Amendment No. 36 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 2-90946) on behalf of EV Classic High Income Fund and EV Marathon High Income Fund of our report relating to High Income Portfolio dated May 9, 1997, in the Statement of Additional Information, which is part of such Registration Statement.

                                                         /s/ Deloitte & Touche
                                                             DELOITTE & TOUCHE

July 21, 1997
Grand Cayman, Cayman Islands
British West Indies